Exhibit 32.11

California Micro Devices

Section 1350 Certification of Robert V. Dickinson, Chief Executive Officer

I, Robert V. Dickinson, Chief Executive Officer of California Micro Devices Corporation, a California corporation (the “Company”), certify pursuant to Section 1350 of Chapter 63 of title 18 of the United States Code, that to my knowledge:

(i)	the Amendment No. 2 on Form 10-Q/A to Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended December 31, 2002 (the “Report”), fully complies with the requirements of section 13(a) or 15(d), whichever is applicable, of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: September 18, 2003	By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson Chief Executive Officer

1	The material contained in this Exhibit 32.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.